Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Noble Corporation, a Swiss company, which appears in Noble Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 7, 2012